EXHIBIT 10.41


October 16, 2000

Sheldon M. Goldman, Esq.
50 Cushman Road
Scarsdale, New York 10583

Dear Mr. Goldman:

         The  purpose  of  this  letter  is to set  forth  the  agreement  (this
"Agreement") between you and Viatel, Inc. ("Parent") and its subsidiaries (collectively hereinafter referred to as "Viatel") regarding your resignation from Parent as a director, officer and employee and from each Viatel subsidiary as a director and/or officer.

         As we have discussed, Viatel desires to obtain your (i) release of all claims against Viatel and (ii) agreement to maintain the confidentiality of business information of Viatel of which you have become aware during the course of your employment with Viatel and as a member of Parent's Board of Directors. You have agreed to the foregoing as consideration for Viatel's commitment to provide to you the severance and other benefits set forth in paragraphs 2 and 4 of this Agreement. Based on these considerations, we have agreed as follows:

         1. RESIGNATION. Effective as of October 31, 2000 (the "Effective Date"), your resignation as a director, officer and employee of Parent and as a director and/or officer of each Viatel subsidiary is accepted.

         2. PAYMENTS AND BENEFITS. Parent will provide you with the following payments and benefits:

         (a) SEVERANCE PAYMENTS. On the Effective Date, Viatel shall pay you a cash lump sum payment equal to $702,000. Such amount shall be wired to the following account:

                              Chase Manhattan Bank
                                ABA #021-000-021
                             F/B/O Smith Barney Inc.
                                A/C # 066-198038
                              F/F/C Sheldon Goldman
                             A/C # 401-32045-18-940

         (b) SALARY. On the Effective Date, Viatel shall pay you a cash lump sum payment equal to the amount, if any, of accrued but unpaid base salary and vacation. These amounts shall also be wired to the account set forth above.

         (c) BENEFIT PLAN PARTICIPATION. Viatel shall continue to maintain any health, disability, accidental death and disability, business travel and life insurance coverage to which you were entitled immediately prior to the date hereof, and Viatel will continue to pay the employer portion of the applicable premium, until December 31, 2000, provided, however, that any such benefits or payments shall cease if you receive similar benefits from a subsequent employer. On or after such date, you may elect COBRA coverage for up to an 18-month period or such longer period as provided in COBRA, at your own expense. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefore) or to participate in any employee benefit programs of Viatel on or after the date hereof, other than the Viatel Employee Stock Purchase Plan through which you shall be entitled to participate through the end of the first participation.

         (d) 401(K) RETIREMENT PLANS. You will be entitled to elect at any time on or after the Effective Date, a distribution of any vested accrued benefits under any 401(k), pension or other type of retirement plan sponsored or maintained by Viatel.

         (e) COMPUTER. You shall be entitled to take your computer and U.S. cellular phone. All phone bills following the Effective Date shall be payable by you.

         (f) NO OTHER COMPENSATION OR BENEFITS. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefor) or to participate in any employee benefit program of Viatel on or after the date hereof.

         3.  CONSULTING.

         (a) CONSULTING SERVICES. You shall perform such consulting services as may be reasonably requested in writing by Viatel to assist in transitioning your current duties and responsibilities. Such services shall not exceed eight (8) hours per week during the one-year period commencing on the Effective Date and ending October 31, 2001 (the "Consulting Period"). Such services shall be rendered during normal business hours, Monday through Friday, national and New York State holidays excepted. These consulting services shall be performed in the executive offices of Viatel located in New York City or such other place as shall be mutually agreed. Notwithstanding the foregoing, you also agree to perform such services in Europe, provided that such services are rendered no more frequently than once per calendar quarter and for no more than three business days per trip. Viatel will assist you with regard to planning your travel arrangements and will pay for your business expenses associated with any such business trip (which shall include business-class airfare). Viatel will reimburse you for all unpaid business expenses incurred or paid by you in connection with the performance of your consulting services, upon presentation of appropriate documentation in accordance with Viatel's customary procedures and policies applicable to its executives.

         (b) AUTHORITY. You will have no authority to bind, make any commitment on behalf of, or otherwise act on behalf of Viatel, in any manner whatsoever on or after the Effective Date. You agree not to take any action, which would cause any third party to assume that you have any such authority.

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

         4.  OPTIONS AND RESTRICTED STOCK.

         (a) You currently hold the below options (the "Options") to purchase a total of 307,343 shares of Viatel common stock, $.01 par value per share (the
"Common Stock"), and 65,984 shares of restricted Common Stock (the "Restricted Stock").

                                 Options                     Exercise Price
                                    1                             $5.85
                                  40,200                          $9.00
                                  26,000                          $5.00
                                  30,000                          $5.50
                                   4,123                         $43.00
                                  42,500                         $10.25
                                  38,519                         $22.875
                                 126,000                         $49.313


         (a) VESTING PROVISIONS. Viatel and you hereby agree that the Options and the Restricted Stock set forth above that are not otherwise vested on the Effective Date shall immediately vest and become exercisable on such date.

         (b) EXERCISE PERIOD. The exercise period for the Options shall be extended to the end of the Consulting Period. If you fail to exercise any of the Options by the end of the Consulting Period, all unexercised Options shall be automatically forfeited.

         (c) REPRESENTATIONS AND WARRANTIES. (i) All shares of Common Stock subject to the Options and all shares of Restricted Stock vested hereunder are validly registered on a Form S-8 (registration statement) previously filed with the Securities and Exchange Commission, (ii) on or after the date hereof, you may sell, without restriction, any shares of Common Stock acquired upon exercise of Options or by the vesting of shares of Restricted Stock, except with respect to the volume trading limitations under Rule 144 to the extent required therein, and (iii) you will not be an "insider" under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and, accordingly, you will not be subject to the restrictions under Sections 16(a) and (b) of the Exchange Act with regard to activities or transactions after the Effective Date.

         5.  YOUR RELEASE.

         (a) In consideration of the payments and benefits provided to you under this Agreement, you hereby release and discharge Viatel, its affiliates and with respect to any actions, omissions, matter or events relating to Viatel or its affiliates, their respective partners, directors, officers, employees and agents (collectively, "Viatel Persons") from and against any and all claims, actions, causes of action damages, liabilities, promises, debts, compensation, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which you ever had, now have or hereafter may have, against each or any of the Viatel Persons, including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith and fair dealing relative to


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

your employment or any applicable labor or employer-employee statute, regulation or ordinance, whether federal, state or local (including, by way of specificity but not of limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, any amendments to such acts and any and all state and local discrimination laws).

         Notwithstanding the foregoing, the foregoing release shall not apply to any payment, compensations, benefits or other rights to which you are entitled under this Agreement.

         (b) It is also agreed that this Agreement shall not be admissible in any further proceedings between us except in a proceeding relating to a breach of the provisions of this Agreement.

         (c) SPECIFIC RELEASE OF ADEA CLAIMS. In consideration of the payments and benefits provided to you under this Agreement, you hereby release and forever discharge the Viatel Persons from any and all claims, actions and causes of action that you may have as of the date you sign this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by Viatel in connection with your termination to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA,
(ii) you have been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with any attorney of your choosing with respect thereto, and (iii) you are providing the release and discharge set forth in this Section 5(c) only in exchange for consideration in addition to anything of value to which you are already entitled.

         (d) You agree and understand that you shall not construe or treat any aspect of this Agreement as any admission of liability of any Viatel Persons.

         6.  VIATEL RELEASE.

         (a) The Viatel Persons jointly and severally, all and singularly, release and discharge you from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensations, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which any of the Viatel Persons ever had, now have or hereafter may have against you, including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith or fair dealing, all common law claims now existing or hereafter recognized, claims for negligence, breach of fiduciary duty, interference with actual or prospective contractual relations, misrepresentation, promissory estoppel, equitable estoppel, breach of contract or any other type of claim. Viatel does not waive or release any rights set forth in this Agreement.

         (b) It is agreed and understood that the Viatel Persons shall not construe or treat any aspect of this Agreement as any admission of liabilities on your part.


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

         7. COOPERATION. From and after the date hereof, you will use all reasonable efforts to cooperate with Viatel and its respective directors, officers, attorneys and representatives in connection with the conduct of any action, proceeding, investigation or litigation involving Viatel, solely with respect to events or actions which occurred when you were employed by Viatel. Notwithstanding the foregoing, if such services are outside the scope of the consulting arrangement provided above, you will be entitled to: (i) reasonable notice from Viatel of Viatel's request hereunder; (ii) full reimbursement by Viatel of your documented costs and expenses incurred in connection with your cooperation hereunder (including, without limitation, your reasonable attorneys' fees and expenses); (iii) payment by Viatel for your actual time spent cooperating with Viatel, as described herein, at any hourly rate of $350.00 per hour; and (iv) be indemnified and held harmless by Viatel for your actions taken in accordance with this paragraph.

         8. CONFIDENTIALITY. You acknowledge that you have been provided access to confidential information regarding Viatel (including, but not limited to, network design, sales records, operational systems, customer lists, costs and specifications of Viatel products and services, know-how, trade secrets, personnel information, research products, development plans or projects, investments, marketing and other company strategies and other proprietary information) which constitutes valuable, special and unique property of Viatel (the "Confidential Information"). You agree that you will not, at any time or for any reason or purpose whatsoever, make use of, divulge or otherwise disclose, directly or indirectly, any of the Confidential Information to any person or use any of such information without Viatel's express prior written authorization, which may be withheld at Viatel's election; provided, however, that the foregoing limitation shall not apply to: (a) the extent as may be required by law; (b) comply with any legal process or subpoena (following advance notice to Viatel), (c) statements in response to authorized inquiry from a court or regulatory body (following advance notice to Viatel); and (d) information generally known to the public or in the industries related to Viatel's business (other than through a breach of this Agreement). Nothing herein shall prevent you from using your general skills, general industry knowledge and experience.

         9. NON-COMPETE. You acknowledge that Viatel has invested substantial time, money and resources in the development and retention of its Confidential Information and further acknowledge that during the course of your employment with Viatel you have had access to Confidential Information. You acknowledge and agree that any and all "goodwill" associated with any customer, account or business partner of Viatel existing as of the Effective Date belongs exclusively to Viatel, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between you and any such customers, accounts or business partners. In recognition of this, you covenant and agree that, except as otherwise set forth herein, for a period of eighteen (18) months after the Effective Date, within Western Europe (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of any executive), you (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) may not, without the prior written consent of the Board of Directors of Viatel:

         (a) participate in any business that develops or offers products or services competitive in any way to the actual business of Viatel of developing, operating or expanding a facilities-based telecommunications voice or data


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

network within any country in any European Union member state, Switzerland or any country (excluding the Americas) in which Viatel currently has a switch or point of presence for either origination or termination of voice or data transmissions or in which Viatel is so engaged in business or proposes to be so engaged in business in accordance with its strategic business plan current at the Effective Date; and

         (b) directly or indirectly, solicit or attempt to solicit any customer of Viatel to cease doing business with Viatel or reduce its relationship with Viatel.

         10. NON-SOLICITATION. For a period of eighteen (18) months from the Effective Date, you shall not to solicit, induce, counsel, advise or encourage either directly or indirectly, any employee of Viatel who is employed in an executive, managerial, professional or non-clerical administrative capacity to leave the employment of Viatel.

         11. NON-DISPARAGEMENT. You and Viatel will not at any time, and Viatel shall use its best efforts to ensure that Viatel Persons will not at any time, make any statement, whether written or oral, or take any other action which is intended, or could reasonably be expected to, disparage, defame or harm the reputation (or otherwise cause adverse publicity) of the other party. In no event shall any public statements be made about Viatel or you without the prior written consent of the other party. You and Viatel also each agree that you will not assist in any litigation or investigation against the other party except as required by law.

         12. NON-DISCLOSURE. You and Viatel agree that the terms and conditions of this Agreement are confidential and that each will not, without the express prior written consent of the other party, in any manner publish, publicize, disclose or otherwise make known or permit or cause to be known such terms and conditions to anyone (other than such party's prospective or current lenders, financial advisors and legal advisors, who shall agree to be bound by this paragraph prior to disclosure of the terms and conditions hereof to such persons), except as required by law, or in any proceeding to enforce the terms of this Agreement. The parties hereto shall mutually agree in writing on the terms of any statement or communication about the circumstances surrounding your termination including, without limitation, the terms of any press release or memo to any officer or employee of Viatel.

         13. NO WAIVER. This Agreement constitutes the entire agreement and understanding between you and Viatel and supersedes any prior agreement or understanding, oral or written, between the parties, including, but not limited to your existing employment agreement with Parent (except as specifically referred to herein). None of the provisions of this Agreement can be waived or modified except in writing signed by both parties. This Agreement shall be
binding   upon  and  inure  to  the  benefit  of  you  and  your  heirs,   legal
administrators and assigns and Viatel's successors and assigns (whether by merger, consolidation, purchase, reorganization, sale of stock, sale of assets, liquidation or otherwise). Furthermore, there are no agreements, covenants or understandings other than those contained herein except as govern the compensation and benefit plans and arrangements set forth herein.

         14. SEVERABILITY. If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby and (i) such provision shall be reformed to the minimum extent necessary to be valid while preserving the intent of the


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parties as expressed  herein,  or (ii) if such provision  cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Neither such holding nor
such   reformation  nor  severance  shall  affect  or  impair  the  legality  or enforceability of any other provision of this Agreement.

         15. REVOCATION. You acknowledge and agree that by signing this Agreement, you understand that you voluntarily waive the right to revoke this Agreement during the seven (7) day period following the execution of this Agreement.

         16. MISCELLANEOUS. If Viatel fails to pay any amounts provided hereunder or either party otherwise breaches any provision of this Agreement, either in whole or in part, then the non-breaching party shall be entitled to recover from the other party, in addition to the recovery of its damages and/or other relief, any costs, including reasonable attorneys' fees, incurred or reasonably expected to be incurred in instituting, prosecuting or defending any action arising by reason of such failure or the breach of this Agreement.

         17. INDEMNIFICATION; D&O INSURANCE. Viatel hereby agrees to indemnify you against any and all expenses (including attorney's fees and costs), liabilities, costs, damages, judgments, fines and amounts paid in settlement, actually and reasonably incurred by you, to the fullest extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against you by reason of your performance as a director, officer, employee, consultant or agent of Viatel. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which you may be entitled under Viatel's By-laws or Certificate of Incorporation, and shall inure to the benefit of your heirs, executors and administrators. Any expenses (including reasonable attorney's fees and costs) incurred by you in connection with an event for which indemnification is provided hereunder shall be paid promptly by Viatel in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by you to repay such amount if it shall ultimately be determined that you are not entitled to be indemnified by Viatel as authorized by law. Viatel will continue to maintain Directors' & Officers' Liability Insurance (the "D&O Insurance") for you until the sixth anniversary of the Effective Date in an amount no less than the same amount currently provided to Viatel's directors and officers.

         18. GOVERNING LAW AND CHOICE OF FORUM. PURSUANT TO TITLE 14 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT
(1) THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAW MAY GOVERN AND (2) THE FORUM FOR ANY DISPUTE HEREUNDER SHALL BE IN ANY FEDERAL AND/OR STATE COURT LOCATED IN NEW YORK COUNTY, AND THERE SHALL BE NO DEFENSE TO THE SELECTION OF SUCH FORUM BASED ON JURISDICTION, VENUE OR CONVENIENCE. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH JURISDICTION OR INCONVENIENT FORUM.

PLEASE READ THIS AGREEMENT CAREFULLY. BY EXECUTING THIS AGREEMENT, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM, KNOWN OR UNKNOWN, AGAINST VIATEL OR ANY VIATEL PERSONS BASED ON ANY ACTIONS TAKEN BY VIATEL OR ANY VIATEL PERSONS ARISING FROM OR RELATED TO YOUR EMPLOYMENT WITH VIATEL OR THE TERMINATION OF SUCH EMPLOYMENT, UP TO THE DATE OF THE EXECUTION OF THIS AGREEMENT. WE RECOMMEND THAT YOU RETAIN LEGAL COUNSEL TO ADVISE YOU WITH RESPECT TO THE TERMS OF THIS AGREEMENT AND THE TERMINATION OF YOUR EMPLOYMENT WITH VIATEL.



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         19. BINDING  EFFECT.  We both  understand  that this  Agreement is not binding upon either of us until we each accept it, which acceptance is to be evidenced by Viatel's execution on the signature page and your countersignature where indicated.

         20. NOTICES. All notices, requests and demands to or upon the respective parties must be in writing and may be served by personal delivery, facsimile transmission or certified mail, return receipt requested. All such notices, requests and demands shall be deemed to be made upon receipt to you: at the address set forth above, and to Viatel at 685 Third Avenue, New York, New York 10017. A copy of any notice to you shall also be sent to Lanny A. Oppenheim, Esq., Salans Hertzfeld Heilbronn Christy & Viener, 620 Fifth Avenue, New York, New York 10020.

         Your signature below signifies your voluntary acceptance of the terms hereof. Please execute below and return one copy of this Agreement.

Sincerely,

VIATEL, INC.



By:         /s/ Michael J. Mahoney
   ------------------------------------------
         Michael J. Mahoney
         Chairman and Chief Executive Officer


Accepted and Agreed:



/s/ Sheldon M. Goldman
---------------------------------------------
Sheldon M. Goldman